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                                                                   EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-14989) of Advanced Media, Inc. of our report dated April 4, 1997 appearing on page 14 of this Annual Report on Form 10-KSB.

/s/ Price Waterhouse LLP
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Melville, New York
April 4, 1997


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